Exhibit 99.1

Finish Line Reports First Quarter Fiscal Year 2018 Results

INDIANAPOLIS, June 23, 2017 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended May 27, 2017.

For the thirteen weeks ended May 27, 2017:

●	Consolidated net sales were $429.8 million, a decrease of 0.1% over the prior year period.

●	Finish Line comparable store sales decreased 1.1%.

●	Finish Line Macy’s sales increased 13.6%.

●	On a GAAP basis, diluted earnings per share from continuing operations were $0.20.

●	Non-GAAP diluted earnings per share from continuing operations, which primarily excludes the impact from store impairment charges, were $0.23.

“We delivered earnings in-line with our expectations despite some unanticipated headwinds late in the quarter,” said Sam Sato, Chief Executive Officer of Finish Line. “Following low-single digit comparable sales growth for the combined March/April period, weak traffic trends, and a difficult product launch comparison in May resulted in comps coming in below plan. We offset pressure on our top-line and protected profitability with disciplined expense management resulting from the work we’ve done creating a more nimble and efficient organization. While the retail environment remains challenging, we continue to be confident that our merchandising, digital, in-store, and operational initiatives underway will help fuel profitable growth beginning in the back half of this fiscal year, better positioning the company to deliver increased shareholder value over the long-term.”

Balance Sheet

As of May 27, 2017, consolidated merchandise inventories increased 5.1% to $341.4 million compared to $324.7 million as of May 28, 2016.

The company repurchased 250,000 shares of common stock in the first quarter, totaling $3.8 million. The company has 4.5 million shares remaining on its current Board authorized repurchase program.

As of May 27, 2017, the company had no interest-bearing debt and $76.0 million in cash and cash equivalents.

Outlook

For the 53 week fiscal year ending March 3, 2018, the company still expects Finish Line comparable store sales to increase in the low-single digits range and adjusted earnings per share to be between $1.12 and $1.23. For the second quarter ending August 26, 2017, we expect Finish Line comparable store sales to decrease in the low-single digits range.

Q1 Fiscal 2018 Conference Call Today, June 23, 2017 at 8:30 a.m.

The company will host a conference call for investors today, June 23, 2017, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (US and Canada) or 660-422-4970 (International), conference ID #37167581. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #37167581. This recording will be made available through Sunday, July 23, 2017. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including selling, general, and administrative expenses, operating income, income tax expense, net income from continuing operations, and diluted earnings per share from continuing operations, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer that carries the latest and greatest shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line runs approximately 950 branded locations in U.S. malls and shops inside Macy’s department stores. Finish Line employs more than 14,000 associates who connect customers to sneaker culture through style and sport. Shop online at www.finishline.com or get access to everything on the Finish Line app. Also keep track of what’s fresh by following Finish Line on Instagram, Snapchat, and Twitter.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended
	May 27, 2017	May 28, 2016
Net sales	$429,772	$430,044
Cost of sales (including occupancy costs)	302,345	296,867
Gross profit	127,427	133,177
Selling, general, and administrative expenses	112,412	117,549
Impairment charges and store closing costs	2,158	—
Operating income	12,857	15,628
Interest income, net	—	6
Income from continuing operations before income taxes	12,857	15,634
Income tax expense	4,860	5,546
Net income from continuing operations	7,997	10,088
Net income (loss) from discontinued operations, net of tax	143	(462)
Net income attributable to The Finish Line, Inc.	$8,140	$9,626
Diluted earnings per share attributable to The Finish Line, Inc. shareholders:
Continuing operations	0.20	0.24
Discontinued operations	—	(0.01)
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	0.20	0.23
Diluted weighted average shares	40,362	41,890
Dividends declared per share	$0.11	$0.10

Finish Line store activity for the period:
Beginning of period	573	591
Opened	—	1
Closed	(2)	(6)
End of period	571	586
Square feet at end of period	3,176,188	3,251,223
Average square feet per store	5,563	5,548
Branded shops within department stores activity for the period:
Beginning of period	374	392
Opened	1	—
Closed	—	—
End of period	375	392
Square feet at end of period	527,713	476,533
Average square feet per shop	1,407	1,216

	Thirteen Weeks Ended
	May 27, 2017	May 28, 2016
Net sales	100.0%	100.0%
Cost of sales (including occupancy costs)	70.4	69.0
Gross profit	29.6	31.0
Selling, general, and administrative expenses	26.1	27.4
Impairment charges and store closing costs	0.5	—
Operating income	3.0	3.6
Interest income, net	—	—
Income from continuing operations before income taxes	3.0	3.6
Income tax expense	1.1	1.3
Net income from continuing operations	1.9	2.3
Net income (loss) from discontinued operations, net of tax	—	(0.1)
Net income attributable to The Finish Line, Inc.	1.9%	2.2%

	Condensed Consolidated Balance Sheets
	May 27, 2017	May 28, 2016	February 25, 2017
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$75,979	$85,389	$90,856
Merchandise inventories, net	341,420	324,726	331,146
Other current assets	60,836	34,942	69,408
Assets held for sale	—	77,799	—
Property and equipment, net	244,443	237,382	247,897
Other assets, net	6,119	7,616	7,161
Total assets	$728,797	$767,854	$746,468
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities, excluding the revolving credit facility	$207,221	$175,232	$221,971
Liabilities held for sale	—	14,580	—
Deferred credits from landlords	32,454	31,801	32,133
Other long-term liabilities	36,017	31,720	40,866
Shareholders’ equity	453,105	514,521	451,498
Total liabilities and shareholders’ equity	$728,797	$767,854	$746,468

Reconciliation of Selling, General, and Administrative Expenses, GAAP to Selling, General, and Administrative Expenses, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 27, 2017		May 28, 2016
Selling, general, and administrative expenses, GAAP	$112,412	26.1%	$117,549	27.4%
Employee severance, retirement, and other costs	(338)	(0.1)	—	—
Selling, general, and administrative expenses, Non-GAAP	$112,074	26.0%	$117,549	27.4%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 27, 2017		May 28, 2016
Operating income, GAAP	$12,857	3.0%	$15,628	3.6%
Employee severance, retirement, and other costs	338	0.1	—	—
Impairment charges and store closing costs	2,158	0.5	—	—
Operating income, Non-GAAP	$15,353	3.6%	$15,628	3.6%

Reconciliation of Income Tax Expense, GAAP to Income Tax Expense, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 27, 2017		May 28, 2016
Income tax expense, GAAP	$4,860	1.1%	$5,546	1.3%
Tax affect of:
Employee severance, retirement, and other costs	130	—	—	—
Impairment charges and store closing costs	831	0.2	—	—
Income tax expense, Non-GAAP	$5,821	1.3%	$5,546	1.3%

Reconciliation of Net Income From Continuing Operations, GAAP to
Net Income From Continuing Operations, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 27, 2017		May 28, 2016
Net income from continuing operations, GAAP	$7,997	1.9%	$10,088	2.3%
Employee severance, retirement, and other costs, net of income taxes	208	—	—	—
Impairment charges and store closing costs, net of income taxes	1,327	0.3	—	—
Net income from continuing operations, Non-GAAP	$9,532	2.2%	$10,088	2.3%

Reconciliation of Diluted Earnings Per Share From Continuing Operations, GAAP to
Diluted Earnings Per Share From Continuing Operations, Non-GAAP (Unaudited)

	Thirteen Weeks Ended
	May 27, 2017	May 28, 2016
Diluted earnings per share from continuing operations, GAAP	$0.20	$0.24
Employee severance, retirement, and other costs, net of income taxes	—	—
Impairment charges and store closing costs, net of income taxes	0.03	—
Diluted earnings per share from continuing operations, Non-GAAP	$0.23	$0.24
Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914